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                                     EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-49372 on Form S-8, Registration Statement No. 33-24642 on Form S-4, Registration Statement No. 33-41503 on Form S-8 and Registration Statement No. 33-61750 on Form S-3 of Redwood Empire Bancorp of our report dated January 23, 1998 (March 17, 1998, as to Note S) appearing in this Annual Report on Form 10-K of Redwood Empire Bancorp for the year ended December 31, 1997.

Deloitte & Touche LLP
Sacramento, California
March 23, 1998